Exhibit 99.1
Filed by Pacific Premier Bancorp, Inc.
Pursuant to Rule 425 under the
Securities Act of 1933
Subject Company: Plaza Bancorp
SEC Registration Statement No.: 333-

Pacific Premier Bancorp
Wednesday, August 9, 2017, 11:00 a.m., Eastern

Pacific Premier Bancorp
Pacific Premier Bancorp Conference Call
Wednesday, August 9, 2017, 11 a.m. Eastern

CORPORATE PARTICIPANTS Steve Gardner - Chairman, President, and Chief Executive Officer Ron Nicolas - Chief Financial Officer and Senior Executive Vice President

PRESENTATION

Operator
Good day and welcome to the Pacific Premier Bancorp Conference Call. All participants will be in a listen-only mode. Should you need assistance, please signal a conference specialist by pressing the star key (*) followed by zero (0). After today's presentation, there will be an opportunity to ask questions. To ask a question, you may press star (*) then one (1) on your telephone keypad. Please note, this event is being recorded. I would now like to turn the conference over to Steve Gardner, Chairman, President, and Chief Executive Officer. Please go ahead, sir.

Steve Gardner
Thank you, Chad. Good morning everyone. I appreciate you joining us today. As you are all aware, earlier this morning, we announced the signing of a definitive agreement to acquire Plaza Bancorp. There is a slide presentation about the transaction that I will be speaking to, which you can find by accessing our Investor Relations website through www.PPBI.com. I would encourage you to download it, if you have not already done so. I am going to walk through the details of the transaction, and then Ron Nicolas and I will open up the call to questions. We have our customary cautionary statement regarding forward-looking comments, and I am going to start with slide 3 of the slide deck.

As you know, over the past several years, we have combined our organic growth and active M&A strategy to build Pacific Premier into one of the leading commercial banking franchises in Southern California. We've used M&A to add key parts to our business model, such as HOA banking and franchise lending, as well as to expand our geographic footprint into the Inland Empire, San Diego County, and most recently, the Central Coast of California. As a Southern California based bank, it was clearly part of our long-term strategic plan to expand into the Los Angeles market, given we already have a number of business-client relationships that are based in L.A. We are excited about the acquisition of Plaza Bancorp, which will allow us to expand in Los Angeles in a way that makes both strategic and financial sense for the franchise. We have known the management team at Plaza for several years, and we have had discussions with them about the potential benefits of a combination. During that time, we've developed a very good understanding of their business model and client base. Like Pacific Premier, they are a relationship-focused, commercial banking franchise that has developed into a profitable business bank. In addition to expanding in the Los Angeles market, this will enable us to further strengthen our presence in San Diego and Orange County and give us a foothold in Las Vegas as well.

Upon closing, we will approach $8 billion in total assets and add scale to better leverage the infrastructure we are building. From a financial perspective, this acquisition meets the disciplined pricing criteria that we have for all of our transactions. It will be immediately accretive to both EPS and tangible book value per share.

Turning to slide 4 we will provide an overview of Plaza. Their business mix and customer focus complements our existing franchise very well. They are a commercial bank with a high level of business loans and a low concentration of investor-owned commercial real estate. They have broad commercial banking capabilities, including traditional C&I, commercial real estate, SBA, and asset-based lending. They have 6 branches in Southern California with their largest presence being in Los Angeles County and 1 branch in Las Vegas. They are a solidly profitable bank with a return on average assets in excess of 1%.

Turning to slide 5, we will take a closer look at Plaza's recent financial trends. The bank has built up some nice momentum over the past year. On a year-over-year basis, both loans and deposits have increased at a double-digit rate, and this helped drive a 20% increase in net income over the prior year and a 10-basis point improvement on return on assets.

Slide 6 highlights the market footprint of the combined organization in Southern California. We will have 4 branches in Los Angeles County with $353 million in deposits, which we view as a stronghold to build upon. There has been some disruption in the Los Angeles market over over the past couple of years, and we expect a growing market share over time. With branches in attractive areas like Manhattan Beach and Pasadena, we think we will have good opportunities to recruit bankers that have proven track records and will complement the existing team.

Turning to slide 7, we have an overview of the transaction and assumptions we are modeling. The consideration is 100% stock at a fixed exchange ratio with an aggregate transaction value of approximately $226 million. We think this is an attractive price with a price to tangible book multiple of 187% and a price to earnings multiple of 15.7 times. On a pro forma basis, this will be accretive to our tangible book value per share at closing. If you use the mean analyst estimates as a baseline, we are expecting the deal to be immediately accretive to EPS in 2018 and approximately 4% accretive to EPS in 2019. We expect the transaction to close late in 2017 or early 2018 and are projecting total cost savings of approximately 35%. We have assumed there would be a bit of deposit runoff, since Plaza has some higher cost deposits. Lastly, following this acquisition, we will remain well capitalized on a pro forma basis.

Turning to slide 8, we will look at the pro forma mix of loans and deposits. The addition of Plaza's loan portfolio will have a positive impact on our average yields and overall diversification. We will see increases in owner-occupied CRE and SBA, while investor-owned CRE, multifamily, and construction will decline as a percentage of total loans. On the liability side, Plaza has a high percentage of non-maturity deposits. With this combination, we do expect to see a slight increase in our cost of deposits, which we expect to mitigate as we run off some of the higher cost deposits during 2018.

Moving to slide 9, we will take a look at the combined franchise. Following this acquisition, we'll be the 5th largest bank headquartered in Southern California, which we believe will further enhance our scarcity value.

Turning to slide 10, we provide a historical summary of our organic and acquisitive growth. This acquisition will be our 9th transaction in the last 7 years. Over that time period, our total assets have increased from $961 million in 2011 to $7.7 billion pro forma with Plaza, which translates to a compounded annual growth rate of 46%. We've been able to achieve that growth rate while generating strong returns, maintaining solid asset quality, consistently strengthening our risk management and internal controls' framework, and ultimately building franchise value for our shareholders. We do not intend to change our disciplined approach.

Slide 11 will provide some concluding thoughts. Over the past few years, we have had many discussions with our investors and analysts about our acquisition criteria. This transaction meets all of them. It's attractive from a near-term financial standpoint in terms of the earnings accretion and the lack of tangible book value dilution, and it is strategically compelling in terms of how it fills out our footprint, so that we have a more complete presence in Southern California. The growth opportunities in Los Angeles are attractive, and with our larger balance sheet and combined organization, we expect to take market share. Given our level of familiarity with Plaza and the extensive due diligence we have done on this deal, we view this as a relatively low-risk transaction. We plan on retaining the key relationship managers and client-facing employees, which will help in integrating the 2 companies. Given the investments we have made in our organization and infrastructure over the past few quarters, we are prepared to absorb an acquisition of this nature, and lastly, it is another opportunity for us to capitalize on the highly refined process we have developed for integrating acquisitions, extracting value, and delivering earnings growth and franchise value for our shareholders. We have included some additional financial details in the appendix, but with that, we'd be happy to answer any questions you have.

Chad, could you explain to the callers how to get into the queue, please.

QUESTIONS AND ANSWERS

Operator
Certainly. We will now begin the question and answer session. To ask a question, you may press star (*) then one (1) on your telephone keypad. If you are using a speaker phone, please pick up your handset before pressing the keys. To withdraw your question, please press star (*) then two (2). At this time, we will pause momentarily to assemble our roster.

Our 1st question will come from Gary Tenner of DA Davidson. Please go ahead.

Gary Tenner
Thanks, good morning, and congratulations on the deal. I had a couple questions. One, with regard to the SBA portfolio, it is about 25% of Plaza's book, you know, how do you think about carrying that size of the SBA portfolio? Is there a thought towards perhaps selling a portion of it to actually free up some additional funding for the Core Commercial Bank?

Steve Gardner
So, 2 thoughts there Gary, one, as I think you and many folks are aware, we have historically actively been a buyer and seller of loan portfolios to manage a number of areas of the bank's operations from credit, liquidity, interest rate risk, and the like, and we certainly expect to do that going forward. A large portion of the SBA portfolio is 504 loans, and as such, they are relatively low loan to value, strong debt coverage ratio on commercial real estate with attractive yields, so we'll see over time, but there's no immediate plans to sell loans out of that portfolio. We like the business. We've been in the business for a long time, and we think that their SBA group complements ours very well.

Gary Tenner
Okay, great, and then secondly, I wonder if you could maybe lay out a little more in terms of where you see some opportunities that could lie in Las Vegas over time, what the economy looks like there and your specific opportunities.

Steve Gardner
Sure, and Las Vegas will be an important market but a relatively small piece of the overall franchise. I think we see opportunities to grow there organically, but I would suspect that M&A opportunities are relatively limited.

Gary Tenner
Okay. Thank you, Steve.

Steve Gardner
Sure.

Operator

The next question will come from Jackie Bohlen with KBW. Please go ahead.

Jackie Bohlen
Hi. Good morning.

Steve Gardner
Good morning, Jackie.

Ron Nicolas
Good morning, Jackie.

Jackie Bohlen
Hi. I wondered if you could provide just some additional insight as you run off the higher cost of deposits, how you intend to do that, just, I would assume, through repricing and then what your time table is for that.

Steve Gardner
Um, we are thinking throughout 2018 in a thoughtful, measured manner, predominantly through the year, and as we indicated, in a roughly 10% of their deposit base.

Jackie Bohlen
And is it mainly CDs that we would see running off or is it another deposit bucket that could trend downward as well.

Steve Gardner
A combination of money market and CDs. As you'll note, they don't, Plaza does not have a high level of CDs nor do we, and we see it predominantly in the money market accounts and some in the CDs. Ron, did you want to add any color?

Ron Nicolas
No, I was just going to add to that, you know, it is going to be obviously largely our noncustomer relationship, non-CDs type of depositors.

Jackie Bohlen

Okay and then switching over to the loan yields, 599 is a really nice loan yield that they have, and I have noticed that they have had some acquisitions in the past. What portion of that 599 is really the true accretable yield?

Ron Nicolas
Jackie, in 2016, they had roughly about $2.5 million of accretable yield in their number, so, you know, their number is going to obviously go away and our number will kick in as we move forward here. We'll have roughly about $6.5 million of discount, which we will accrete in over the probably a couple 3 years’ timeframe.

Steve Gardner
In addition to that, Jackie, is that we will have a 1% interest rate mark on the portfolio positive, so that'll ultimately be an expense that will occur over time as well.

Jackie Bohlen
Okay, so a bit of an offsetting factor there.

Steve Gardner
Correct.

Jackie Bohlen
And, one is, and I apologize if I somehow missed this at the presentation, but what is the credit mark that you anticipate on the portfolio.

Ron Nicolas
Well, the total mark is roughly about 65 basis points, and that is a discount, and as Steve indicated, the rate mark is actually a premium of approximately 1%, so that would put the credit mark obviously at about 165 basis points on a discount basis, and that is in absolute terms, Jackie.

Jackie Bohlen
Okay. Very helpful. Thanks, guys. I will step back now and hop back in if I have more.

Steve Gardner
Very good.

Operator
The next question will come from Tim Coffey with Fig Partners. Please go ahead.

Tim Coffey
Thank you. Good morning, gentleman. Steve, how much will the Carpenter Fund own of PPBI when this deal closes?

Steve Gardner
Uh, right around 11%.

Tim Coffey
Okay, and that includes the ownership that came over from Heritage Oaks.

Steve Gardner
They actually liquidated that position back in the 2nd quarter following the close of the Heritage Oaks acquisition.

Tim Coffey
Oh, okay. Thank you and then the composition of the closing costs, how much, is that going to be recognized right at closing versus a delay with the eventual system conversion.

Ron Nicolas
Tim, the vast majority, call it 98% to 99%, will be recognized right at closing. We'll accrue all of those costs. Obviously, there's always 1 or 2 bills that kind of trickle in after the fact, but for the most part, it'll all be accrued at closing.

Tim Coffey
Okay. All right. Thank you. Those are my questions.

Steve Gardner
Very good.

Operator
Once again, if you would like to ask a question, please press star (*) and then 1. The next question will come from Jacob Forney with Raymond James. Please go ahead.

Jacob Forney
Hi, I have a question about the evaluation of the transaction. How were you able to get a sub, you know, call it 2 times tangible book multiple on this deal, given the fact that, you know, looking across Southern California, you know, for example Capital Bank, a much smaller bank in Southern California, sold for 2 times book? How were you able to get such a good price on this deal?

Steve Gardner
Um, I think that it stems from our disciplined approach, the fact that we've had conversations with this management team and Carpenter for a long period of time. Although it was a competitive process, I think at the end of the day, the attractiveness of our currency, our ability to execute on our business plan and model, and the, um, certainty around closing were all important factors for them to consider. Um, obviously, at the time we come to an agreement, we fix the exchange ratio, and in essence, we are de facto partners at that point in time.

Jacob Forney
Got it. Thanks, and, and, and just going back to Carpenter is going to be owning about 11% of the company. Have they discussed their intentions or plans, what they are going to do with that stake? I can see that they have the option of appointing someone to the board.

Steve Gardner
That is correct. I think that it speaks volumes that they were interested in a 100% stock transaction and in essence reinvesting in the combined organization. I'm sure they'll manage that investment as they see in the best interest of them and their shareholders and make that determination over time, what, what they do with it.

Jacob Forney
Okay. Thank you very much.

Operator
Next up is a follow-up from Gary Tenner with DA Davidson. Please go ahead.

Gary Tenner

Thanks. I just had a quick question about the franchise in Los Angeles County. How many commercial relationship managers does Plaza have in that market?

Steve Gardner
Uh, approximately 5 or 6 in different capacities and roles.

Gary Tenner
Okay, and will all of those be staying with the company or?

Steve Gardner
That is our intent.

Gary Tenner
All right. Thanks again.

Operator
Next is also a follow-up, and it is from Jackie Bohlen with KBW. Please go ahead.

Jackie Bohlen
Hi, just 2 more quick ones. Was there any plan for reducing any of the debt on Plaza's balance sheet.

Steve Gardner
No, not initially.

Jackie Bohlen
Okay and then secondly, looking to the gain on sale income that they have, I am guessing that is SBA, but correct me if I'm wrong. Is that a fair amount, go forward, on the combined company?

Steve Gardner
I, it is predominantly SBA. We, we think it's been pretty strong here in the last couple of quarters, so I would not think it's just straight additive, but as I mentioned earlier, we, we think their SBA group is very complementary to ours.

Jackie Bohlen
Okay, great. Thanks for the additional color. I appreciate it.

Steve Gardner
Certainly.

Operator
Our next question is from Don Worthington with Raymond James. Please go ahead.

Don Worthington
Good morning, Steve, Ron.

Steve Gardner
Good morning, Don.

Ron Nicolas
Good morning.

Don Worthington
I just had a question on the cost saves that are anticipated. What are the primary drivers of that 35%?

Steve Gardner
Roughly 70% are in personnel, and it is heavily weighted towards the executive folks and the executive team, and then there's others that are spread out between facilities, systems, and the like. Ron, do you have any additional color to add.

Ron Nicolas
I would just, you know, it's typical, Don. It's largely centered, as Steve indicated, around the back-office staff predominantly, as well as the management teams.

Steve Gardner
And we think for an end-market acquisition, we are comfortable with the 35% number that we've used for modeling purposes.

Don Worthington
Okay, great. Thank you.

Operator
The next question will come from Matthew Clark with Piper Jaffray. Please go ahead.

Nate Race
Hey guys, it's actually Nate Race on for Matt. Just a question on, with you guys being $8 billion assets in pro forma roughly, could you just kind of give us a sense and remind us kind of where you guys are in preparing and investing to be a 10, uh, a $10 billion asset bank over the next several years here.

Steve Gardner
Sure, so I think we've talked about this a couple of times that, you know, we continue to invest in the organization, both from a systems standpoint as well as people. You know, we don't know when that would occur. What we'll, we'll do here is we're very focused on integrating this acquisition and, and believe that there is plenty of attractive organic growth opportunities for the combined market, and, and we will look down the road as opportunities come up, but it is, it is an ongoing process that we've been engaged in for a couple of years that has picked up, certainly in the last 12 months. We think that just in the manner in which we operate and the expectations from the regulators, we have many of the pieces in place today from model risk management to the internal audit structure to enterprise risk management to a strong compliance BSA/AML program, but we're not there yet. We, we still have work to do and we'll continue to, to do that over the coming quarters.

Nate Race
Uh, that's great color. All my other questions have been answered. Thanks. Congrats.

Steve Gardner
Thank you.

Operator
Ladies and gentlemen, this concludes our question and answer session. I would like to turn the conference back over to you, Mr. Gardner, for any closing remarks.

CONCLUSION

Steve Gardner
Thank you, Chad, and thank you all, again, for joining us this morning. If you have any additional questions, please feel free to give either Ron or myself a call, and we'd be happy to talk to you. Have a great day.

Operator
The conference is now concluded. Thank you for attending today's presentation. You may now disconnect.